Exhibit 10.6

SETTLEMENT AGREEMENT and MUTUAL RELEASE

This Settlement Agreement and Mutual Release (“Settlement Agreement”) is made as August 10, 2018 by and between Richard T. Romano and Robert H. Mack (“Plaintiffs”), on the one hand, and Nexsan Technologies, Inc., Spear Point Capital Management, LLC, Humilis Holdings Capital Management, LLC, Spear Point Private Equity LP, NXSN Acquisition Corp., GlassBridge Enterprises, Inc., Lee C. Schlesinger, Trevor L. Colhoun, Ernest C. Mysogland, Rodney A. Bienvenu, Jr. and Geoff S. Barrall (“Defendants”), on the other hand. Plaintiffs and Defendants will be referred to jointly as “the Parties.”

RECITALS

The Recitals to this Settlement Agreement are:

a.        On June 6, 2018, Plaintiffs filed a lawsuit against Defendants in the 22nd Judicial District Court for the Parish of St. Tammany, State of Louisiana, captioned Richard T. Romano and Robert H. Mack v. Nexsan Technologies, Inc., Spear Point Capital Management, LLC, Humilis Holdings Capital Management, LLC, Spear Point Private Equity LP, NXSN Acquisition Corp., GlassBridge Enterprises, Inc., Lee C. Schlesinger, Trevor L. Colhoun, Ernest C. Mysogland, Rodney A. Bienvenu, Jr. and Geoff S. Barrall, case number 2018-12832 (the “Lawsuit”) and asserted certain claims against Defendants in the Lawsuit (the “Claims”);

b.       On July 10, 2018, Defendants removed the Lawsuit to the United States District Court for the Eastern District of Louisiana, where it was assigned case number 18-6582;

c.       NXSN Acquisition Corp. (“NXSN”) is negotiating to sell all of the stock of Nexsan Corporation, the indirect parent of Nexsan Technologies, Inc. (the “Nexsan Sale”);

d.       It is a condition of closing of the Nexsan Sale (the “Closing,” and its date being the “Closing Date”) that the Lawsuit be settled contemporaneously;

e.       If and only if the Closing occurs, the Parties wish to settle and resolve the Lawsuit and the Claims to avoid the costs and uncertainties of litigation and complete the closing;

f.       In connection with the entry into effect of this Settlement Agreement, the Parties desire to be released fully and finally of the Claims, any and all claims, demands or causes of action, and liabilities of any nature that relate to or arise out of the subject matter of the Lawsuit as well as any claims which could have been asserted by Plaintiffs or Defendants in the Lawsuit; and

g.       This Settlement Agreement, when effective, is the Parties’ agreement to resolve and compromise the Lawsuit on the terms stated in this Settlement Agreement.

In consideration of the foregoing Recitals and the undertakings in this Agreement, the Parties agree as follows:

1.	Recitals. The Recitals are a part of this Settlement Agreement.

2.	Payment. Nexsan Technologies, Inc. agrees to pay $400,000.00 (the “Payment”) to Plaintiffs. The Payment shall be by wire transfer in accordance to the instructions set forth on Exhibit A, and should be made on or before August 15, 2018.

3.	Dismissal of Lawsuit. Plaintiffs agree to dismiss the Lawsuit and all Claims asserted in the Lawsuit with prejudice promptly after receipt of the Payment. Promptly after Payment, the Parties shall file and submit all appropriate pleadings, notices, motions, stipulations, and/or orders necessary to facilitate the dismissal of the Lawsuit and the Claims asserted in the Lawsuit.

4.	Mutual Releases.

a.	Effective upon the Payment, Plaintiffs, on behalf of themselves and their employees, agents, representatives, assigns, and contractors, release Defendants and each of their parents, subsidiaries, affiliates, predecessors, successors and assigns, members, shareholders, partners, owners, principals, managers, officers, directors, employees, agents, representatives, contractors, insurers, indemnitors, consultants, related persons, heirs, beneficiaries, executors, administrators, personal representatives, and attorneys, from the Claims and all claims, whether now known or unknown, suspected or unsuspected, accrued or unaccrued, fixed or contingent, that were asserted or could have been asserted in the Lawsuit.

b.	Effective upon the Payment, Defendants on each of their own behalves and on behalf of each of their parents, subsidiaries, affiliates, predecessors, successors and assigns, members, shareholders, partners, owners, principals, managers, officers, directors, employees, agents, representatives, contractors, insurers, indemnitors, consultants, and attorneys, release Plaintiffs and any employees, agents, representatives, assigns, and contractors from all claims, whether now known or unknown, suspected or unsuspected, accrued or unaccrued, fixed or contingent, which were asserted or could have been asserted in the Lawsuit.

c.	Effective upon the Payment, each of the Defendants on each of their own behalves, and on behalf of each of their parents, subsidiaries, affiliates, predecessors, successors and assigns, members, shareholders, partners, owners, principals, managers, officers, directors, employees, agents, representatives, contractors, insurers, indemnitors, consultants, and attorneys, release the other Defendants and any employees, agents, representatives, assigns, and contractors from all claims, whether now known or unknown, suspected or unsuspected, accrued or unaccrued, fixed or contingent, which were asserted or could have been asserted in the Lawsuit, or which arise from or relate to the facts and circumstances underlying any of the claims and demands; provided, however,

i.	Geoff S. Barrall does not release any other Defendant and no other Defendant releases Geoff S Barrall, and

ii.	Trevor Colhoun, Rodney A. Bienvenu, Jr., and Ernest C. Mysogland, do not release each other or Humilis Holdings Private Equity LP (f/k/a Spear Point Private Equity LP) or Humilis Holdings Capital Management Company LLC (f/k/a Spear Point Capital Management LLC) from any claims, demands, actions, liabilities or obligations which would have otherwise been released under this Subsection 4.c.

5.	Payment Required for Settlement Agreement to Take Effect. Unless and until the Payment occurs, this Settlement Agreement shall have no force or effect;

6.	Court Costs and Litigation Expenses. Plaintiffs and Defendants each will be responsible for bearing their respective expenses, including without limitation court costs and attorneys’ fees, associated with the Lawsuit and the settlement of the Lawsuit. Except that Barral reserves his rights to seek reimbursement of all legal costs from other defendants.

7.	Denial of Liability. This Agreement is the compromise of disputed claims, and neither this Agreement nor its performance shall be construed as an admission of liability.

8.	Capacity and Authority. Each signatory to this Agreement hereby represents and warrants that he or she has the full right, authority, and capacity to execute this Settlement Agreement and to release the claims as set forth in it.

9.	Advice of Counsel. This Settlement Agreement constitutes a settlement agreement and mutual release of claims, and the Parties intend to be bound by the same. The Parties further acknowledge and agree that, in considering whether to sign this Settlement Agreement, they have not relied upon any representation, promise, or statement, written or oral, not set forth in this Settlement Agreement. The Parties and their signatories have read the Settlement Agreement and understand its terms, consequences and/or effect and each acknowledge being represented and advised by legal counsel concerning the effect and obligations of this Settlement Agreement.

10.	Severability. With respect to any provision of this Settlement Agreement finally determined by a court of competent jurisdiction to be unenforceable, that court shall have jurisdiction to reform that provision to be enforceable to the maximum extent permitted by law, and the Parties shall abide by that court's determination. In the event that any provision of this Settlement Agreement cannot be reformed, that provision shall be severed from this Settlement Agreement, but every other provision of this Settlement Agreement shall remain in full force and effect.

11.	Construction. The Parties acknowledge and agree that they have had or had an opportunity to have input into the drafting of this Settlement Agreement. Accordingly, this Settlement Agreement shall not be construed for or against any of the Parties, but rather shall be given a fair and reasonable interpretation, based on the plain language of the Settlement Agreement. Whenever the singular or plural number, or masculine, feminine, or neuter gender is used in this Settlement Agreement, it shall equally apply to, extend to, and include the other. The headings and captions in this Settlement Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

12.	Entire Agreement. This Settlement Agreement constitutes the entire agreement of the Parties and supersedes all prior or contemporaneous agreements and understandings, both written and oral, with respect to the subject matter of this Settlement Agreement.

13.	Binding Effect. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties, their affiliates, their respective heirs, successors and assigns.

14.	Amendment, Waivers, etc. No amendment, modification, discharge or waiver of this Settlement Agreement shall be valid or binding unless in writing and executed by the party or parties against whom enforcement of the amendment, modification, discharge or waiver is sought.

15.	Execution of Agreement; Counterparts; Electronic Signatures. This Settlement Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties; it being understood that all Parties need not sign the same counterparts. The exchange of copies of this Settlement Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of those means, shall constitute effective execution and delivery of this Settlement Agreement as to the Parties and may be used in lieu of the original Settlement Agreement for all purposes. Signatures of the Parties transmitted by facsimile and/or electronic means shall be deemed to be their original signatures for all purposes.

16.	No Further Actions. Plaintiffs and Defendants each represent and warrant that they have not and will not commence or pursue any action or proceeding based upon or arising out of the Claims released herein.

IN WITNESS WHEREOF, each of the Parties executes this Settlement Agreement, individually or by its duly authorized agent, as of the day and year set forth below.

Richard T. Romano

Date:

Robert H. Mack

Date:

IN WITNESS WHEREOF, each of the Parties executes this Settlement Agreement, individually or by its duly authorized agent, as of the day and year set forth below.

_____________________________________

for Spear Point Capital Management, LLC

Its ___________________________

Date: _________________________

_________________________________________

for Humilis Holdings Capital Management, LLC

Its _________________________________

Date: _______________________________

_____________________________

for Spear Point Private Equity LP

Its ____________________________

Date: _________________________

________________________

for NXSN Acquisition Corp.

Its ____________________________

Date: _________________________

IN WITNESS WHEREOF, each of the Parties executes this Settlement Agreement, individually or by its duly authorized agent, as of the day and year set forth below.

_________________________

for Nexsan Technologies, Inc.

Its ____________________________

Date: _________________________

____________________________

for GlassBridge Enterprises, Inc.

Its ____________________________

Date: _________________________

IN WITNESS WHEREOF, each of the Parties executes this Settlement Agreement, individually or by its duly authorized agent, as of the day and year set forth below.

____________________________

Lee C. Schlesinger

Date: _________________________

____________________________

Trevor L. Colhoun

Date: _________________________

____________________________

Ernest C. Mysogland

Date: _________________________

____________________________

Rodney A. Bienvenu, Jr.

Date: _________________________

____________________________

Geoff S. Barrall

Date: _________________________

EXHIBIT A

The Payment shall be made payable to Phelps Dunbar, LLP, by wire transfer, as follows:

Phelps Dunbar LLP

New Orleans IOLTA Trust

Account number 707703229

J P Morgan Chase Bank

ABA Routing 065400137